77C. Matters Submitted to a Vote of Security Holders

     On April 19, 2000, a Special Meeting of Shareholders was held in order to approve certain matters in connection with the consolidation of the Touchstone mutual fund complex and the Countrywide mutual fund complex. The Trust's shareholders voted to consider approval of a new investment advisory agreement with Touchstone Advisors, Inc. and a new sub-advisory agreement with Fort Washington Investment Advisors, Inc. Shareholders also voted to terminate the employment of the Trust's current independent public accountants and to approve the selection of Ernst & Young LLP as the Trust's new accountants.

     The shareholders approved all proposals submitted to them for a vote. The number of votes cast for and against each proposal was as follows:

PROPOSAL #1. Approval of Investment Advisory Agreement with Touchstone Advisors,
             Inc.

SHORT TERM GOVERNMENT INCOME FUND
                                         Number of Shares
                         ------------------------------------------------
                         For                  Against             Abstain
                         ---                  -------             -------
                   70,438,193.730           403,577.230         700,002.700

INTERMEDIATE TERM GOVERNMENT INCOME FUND
                                         Number of Shares
                         ------------------------------------------------
                         For                  Against             Abstain
                         ---                  -------             -------
                    1,815,606.930            21,358.125          26,110.338

MONEY MARKET FUND
                                         Number of Shares
                         ------------------------------------------------
                         For                  Against             Abstain
                         ---                  -------             -------
                   14,043,812.590           417,857.890         610,054.960

INTERMEDIATE BOND FUND
                                         Number of Shares
                         ------------------------------------------------
                         For                  Against             Abstain
                         ---                  -------             -------
                      297,392.122             5,661.422           4,546.546

INSTITUTIONAL GOVERNMENT INCOME FUND
                                         Number of Shares
                         ------------------------------------------------
                         For                  Against             Abstain
                         ---                  -------             -------
                   42,710,009.930            78,486.000          68,136.780

PROPOSAL #2. Approval of Sub-Advisory Agreements with Fort Washington Investment
             Advisors, Inc.

SHORT TERM GOVERNMENT INCOME FUND
                                         Number of Shares
                         ------------------------------------------------
                         For                  Against             Abstain
                         ---                  -------             -------
                   70,405,549.050           417,456.840         718,767.770

INTERMEDIATE TERM GOVERNMENT INCOME FUND
                                         Number of Shares
                         ------------------------------------------------
                         For                  Against             Abstain
                         ---                  -------             -------
                    1,808,876.449            22,032.442          32,166.502

MONEY MARKET FUND
                                         Number of Shares
                         ------------------------------------------------
                         For                  Against             Abstain
                         ---                  -------             -------
                   13,683,841.650           771,182.670         616,701.120

INTERMEDIATE BOND FUND
                                         Number of Shares
                         ------------------------------------------------
                         For                  Against             Abstain
                         ---                  -------             -------
                      297,392.122             5,661.422           4,546.546

INSTITUTIONAL GOVERNMENT INCOME FUND
                                         Number of Shares
                         ------------------------------------------------
                         For                  Against             Abstain
                         ---                  -------             -------
                   42,711,422.930            78,486.000          66,723.780

PROPOSAL #3. Approval of Selection of Ernst & Young LLP as Independent Auditors

SHORT TERM GOVERNMENT INCOME FUND
                                         Number of Shares
                         ------------------------------------------------
                         For                  Against             Abstain
                         ---                  -------             -------
                   70,853,399.450           178,092.870         510,281.340

INTERMEDIATE TERM GOVERNMENT INCOME FUND
                                         Number of Shares
                         ------------------------------------------------
                         For                  Against             Abstain
                         ---                  -------             -------
                    1,822,368.752            18,935.835          21,770.806

MONEY MARKET FUND
                                         Number of Shares
                         ------------------------------------------------
                         For                  Against             Abstain
                         ---                  -------             -------
                   14,338,307.110           112,941.980         620,476.350

INTERMEDIATE BOND FUND
                                         Number of Shares
                         ------------------------------------------------
                         For                  Against             Abstain
                         ---                  -------             -------
                      300,402.916             2,246.221           4,950.953

INSTITUTIONAL GOVERNMENT INCOME FUND
                                         Number of Shares
                         ------------------------------------------------
                         For                  Against             Abstain
                         ---                  -------             -------
                   42,783,368.930             6,494.000          66,769.780